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                    CONSENT OF INDEPENDENT AUDITORS  (j)(4)


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports dated May 8, 2002 for the Van Kampen Value Opportunities Fund, Van Kampen Aggressive Growth Fund, Van Kampen Growth Fund, Van Kampen Select Growth Fund, Van Kampen Small Cap Growth Fund, Van Kampen Small Cap Value Fund, and Van Kampen Utility Fund in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Equity Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 45 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-8122) and in this Amendment No. 46 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4805).

                                                 /s/  Ernst & Young LLP
                                                      -----------------
                                                      Ernst & Young LLP



Chicago, Illinois
July 15, 2002